Exhibit 1.1
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
UP TO $1,300,000,000 IN SHARES OF COMMON STOCK
DEALER MANAGER AGREEMENT
_____________, 201_
Griffin Capital Securities, Inc.
4000 MacArthur Boulevard
West Tower, Suite 220
Newport Beach, California 92660

Ladies and Gentlemen:
Griffin-American Healthcare REIT III, Inc., a Maryland corporation (the “Company”), registered $1,300,000,000 in shares of its common stock, $0.01 par value per share (the “Shares”), for sale to the public (the “Offering”), of which (i) $1,200,000,000 in Shares are being offered pursuant to the primary offering and (ii) $100,000,000 in Shares are being offered pursuant to the Company’s distribution reinvestment plan (the “DRIP”) (SEC File No. 333-_______). The Company reserves the right to reallocate the Shares being offered between the primary offering and the DRIP. Except as described in the Prospectus (as defined below) or in Section 5.1 hereof, the Shares are to be sold pursuant to the primary offering for a cash price of $10.00 per Share and the Shares are to be sold pursuant to the DRIP for $9.50 per Share.
The Company hereby appoints Griffin Capital Securities, Inc., a California corporation (the “Dealer Manager”), as its exclusive agent and principal distributor during the Offering Period (as defined below) for the purpose of selling for cash, on a best efforts basis, the Shares through such securities dealers that the Dealer Manager may retain (individually, a “Dealer” and collectively, the “Dealers”), all of whom shall be members of the Financial Industrial Regulation Authority, Inc. (“FINRA”), pursuant to a Participating Dealer Agreement in the form attached to this Agreement as Exhibit A (the “Participating Dealer Agreement”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions, commencing promptly in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted.
The term “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the date hereof and during which period offers and sales of the Shares shall occur continuously unless and until the Offering is terminated as provided in Section 11 hereof, except that the Dealer Manager and the Dealers shall immediately suspend or terminate the offering of the Shares, in total or in any state or states, upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.
In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager that:

1.1.
The Company has prepared and filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-11 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Rules and Regulations”). The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) and any prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement.

1.2.
On the date that any Preliminary Prospectus was filed with the SEC, on the Effective Date, on the date of the Prospectus and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus, including the financial statements contained therein, complied or will comply with the Securities Act and the Securities Act Rules and Regulations. On the Effective Date, the Registration Statement did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.2 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, as are primarily within the knowledge of the Dealer Manager or any of the Dealers or are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.3.
No order preventing or suspending the use of the Prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.4.	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5.
The Company has been duly organized and is validly existing as a corporation under the laws of the state of Maryland, with the full power and authority to conduct its business as described in the Prospectus, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.6.
The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.7.
No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as shall be obtained from FINRA, or as may be required under the Securities Act or the securities laws of certain states, if any, that the Company identifies to the Dealer Manager.

1.8.	The Shares have been duly authorized and validly issued and upon payment therefor will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

1.9.
There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.10.	The Company is not in violation of its charter or bylaws.
REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGER

2.	As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

2.1.
The Dealer Manager is, and during the term of this Agreement will be, a member of FINRA in good standing and a broker-dealer registered as such under the Exchange Act, and under the securities laws of the states in which the Shares are to be offered and sold. The Dealer Manager and its employees and representatives possess all required licenses and registrations to act under this Agreement. The Dealer Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other federal securities laws, state securities laws and the rules of FINRA. Each Dealer and each salesperson acting on behalf of the Dealer Manager or a Dealer will be registered with FINRA and duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell Shares.

2.2.
The Dealer Manager was duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

2.3.
This Agreement, when executed by the Dealer Manager, will have been duly authorized and will be a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

2.4.
The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager.

2.5.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement,

other than receipt of notice from FINRA that it has no-objections to the underwriting terms and arrangements proposed by the Dealer Manager in connection with the Offering and set forth in this Agreement.

2.6.
The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.7.
There are no actions, suits or proceedings pending or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business of the Dealer Manager.

2.8.	The Dealer Manager is not in violation of its articles of incorporation or bylaws.

2.9.	The Dealer Manager Agrees to be bound by the terms of the Escrow Agreement executed by and among ______________, as escrow agent, the Dealer Manager and the Company.

2.10.
The Dealer Manager represents and warrants to the Company that it will not represent or imply that the escrow agent, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will they use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

3.	COVENANTS OF THE COMPANY. The Company covenants and agrees with the Dealer Manager that:

3.1.
It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus; (b) this Agreement; and (c) any authorized printed sales literature or other sales material prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”). It also will furnish to the Dealer Manager and its designees copies of any material deemed necessary by the Dealer Manager and commercially reasonable for the Company to furnish, for due diligence purposes in connection with the Offering.

3.2.
It will furnish such information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

3.3	It will provide the Dealer Manager with such information relating to the offer and sale of the Shares by it as may be requested to enable the Dealer Manager to prepare any necessary filing with FINRA.

3.4
It will: (a) furnish copies of any proposed amendment or supplement to the Registration Statement or the Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration;

and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager and will use its best efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.

3.5
If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will affect the preparation of an amendment or supplement to the Registration Statement or the Prospectus that will correct such statement or omission.

3.6
It will comply with all requirements imposed upon it by the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder (the “Exchange Act Rules and Regulations” and collectively with the Securities Act Rules and Regulations, the “Rules and Regulations”), and by all state securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus. It will not allow its officers, directors or employees to be involved in the securities distribution activities of the Dealer Manager, including but not limited to written, oral or electronic communication with Dealers or associated persons of Dealers without the express consent, invitation or instruction of the Dealer Manager, which will not be unreasonably withheld. All securities distribution activities and the relationships with Dealers and associated persons of Dealers are the exclusive property and dominion of the Dealer Manager. The Company acknowledges that the identity and contact information of the Dealers and associated persons of Dealers are the exclusive property of the Dealer Manager and that upon the expiration or termination of this Agreement the Company shall return to the Dealer Manager and delete from all of its systems any information, including but not limited to identity or contact information, about Dealers or associated persons of Dealers.

3.7
All expenses incident to the performance of the Company's obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Participating Dealer Agreement and such other documents as may be required in connection with the offering, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company's counsel, accountants and other advisers, (d) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA, (e) the fees and expenses related to the qualification of the Shares under the securities laws in accordance with the provisions of Section 3.2 hereof, including the fees and disbursements of counsel in connection with the preparation of any “blue sky” survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of the Prospectus, (g) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Shares and (h) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company, and travel and lodging expenses of the representatives of the Company and any such consultants, will be paid for by the Company or, to the extent such expenses exceed 1.0% of the gross offering proceeds received by the Company in the primary offering, by Griffin-American Healthcare REIT III Advisor, LLC, a Delaware limited liability company and the Company's advisor (the “Advisor”).

3.8
It will deliver to the Dealer Manager copies of each written communication delivered to the holders of Shares (“Stockholders”), including but not limited to reports as described in the Prospectus under “Reports to Stockholders,” at the time that such communications are furnished to the Stockholders, and such other information concerning the Company as the Dealer Manager may reasonably request from time to time.

4.	COVENANTS OF THE DEALER MANAGER. The Dealer Manager covenants and agrees with the Company that:

4.1.
In connection with the offer and sale of the Shares, the Dealer Manager will comply with all requirements imposed upon it by the Securities Act, the Exchange Act, the Rules and Regulations or other federal regulations applicable to the Offering, the sale of Shares or its activities and by all applicable state securities laws and regulations and the rules of FINRA, as from time to time in effect, and by this Agreement, including the obligation to deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act and the Rules and Regulations. The Dealer Manager will not make any sales of the Shares in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

4.2.	The Dealer Manager will make no representations concerning the Offering except as set forth in the Prospectus or Authorized Sales Materials.

4.3.
The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

4.4.
All engagements of the Dealers will be evidenced by a Participating Dealer Agreement, except when the Dealer Manager obtains the prior written consent of the Company. When Dealers are used in this Offering, the Dealer Manager will use commercially reasonable efforts to cause such Dealers to comply with all their respective obligations pursuant to the Participating Dealer Agreement.

4.5.
The Dealer Manager will provide each prospective investor with a copy of the Prospectus and any supplements thereto during the course of the Offering and prior to a sale. The Company may also provide the Dealer Manager with Authorized Sales Materials to be used by the Dealer Manager and the Dealers in connection with the solicitation of purchasers of the Shares. In the event the Dealer Manager elects to use such Authorized Sales Materials, the Dealer Manager agrees that such Authorized Sales Materials shall not be used in connection with the solicitation of purchasers of the Shares unless accompanied or preceded by the Prospectus. The Dealer Manager agrees that it will not use any sales materials in conjunction with the offer and sale of the Shares, other than those either provided to the Dealer Manager by the Company or approved by the Company for use in the Offering. The use of any other sales material is expressly prohibited.

4.6.	The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus.

5.	COMPENSATION OF DEALER MANAGER.

5.1.
(a) Except as may be provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager a selling commission equal to 7.0% of the cash price for Shares sold through the Dealer Manager in the primary offering plus a dealer manager fee of 3.0% of the cash price for Shares sold in the primary offering through the Dealer Manager; provided however, that the Company, the Dealer Manager and/or a Dealer may agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or a Dealer. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 5.1(a) unless or until $2,000,000 in Shares have been sold by the Dealer Manager and its Dealers (the “Minimum Offering”). Until the Minimum Offering is obtained, proceeds from the sale of Shares will be held in escrow and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the terms of the Prospectus.
(b) No selling commissions will be paid, and the per Share cash price shall be reduced to 93% of the per Share offering price, in connection with Shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service or assets under management basis by the investor.
(c) No selling commissions will be paid, and the per Share cash price shall be reduced to 93% of the per Share offering price, in connection with Shares sold to (i) retirement plans of participating Dealers, (ii) participating Dealers in their individual capacities, or (iii) IRAs and qualified plans of their registered representatives or any one of their registered representatives in their individual capacities.
(d) Selling commissions or dealer manager fee will be reduced, and the per Share cash price shall be adjusted accordingly to no lower than 90% of the per Share offering price, where the Dealer Manager and/or a participating Dealer agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or participating Dealer.
(e) No selling commissions, dealer manager fees or other organizational and offering expenses will be paid in connection with Shares sold under the DRIP.
(f) The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers.
(g) In accordance with FINRA Rule 5110(f)(2)(D), no compensation payments will be made by the Company to the Dealer Manager or any other member, or their respective associated persons, if the offering of securities is not completed according to the terms of this Agreement, other than reimbursement of reasonable out-of-pocket accountable expenses actually incurred by the Dealer Manager or other member, or their respective associated persons, under normal circumstances.
(h) Selling commissions or dealer manager fee will be reduced, and the per Share cash price shall be adjusted accordingly to no lower than 90% of the per Share offering price, in connection with Shares sold to the Company’s executive officers and directors, as well as officers and employees of the Advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings).

5.2.
Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission to the Dealer Manager for sale by a Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in Section 5.1 of this Agreement, multiplied by the number of Shares as to which the subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

5.3.
In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Dealers participating in the Offering, including, but not limited to, selling commissions and the dealer manager fee, exceed 10.0% of gross offering proceeds in the aggregate.

6.	INDEMNIFICATION.

6.1.
The Company will indemnify and hold harmless (to the extent permitted by the Company’s charter) the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or (ii) in any Authorized Sales Material or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Authorized Sales Material or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person, in connection with investigating or defending such Loss. Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereto or any such Authorized Sales Materials or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action. Notwithstanding the foregoing, the Company shall not indemnify or hold harmless an Indemnified Person for any Losses or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Person, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Person and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

6.2.
The Dealer Manager will indemnify and hold harmless the Company, each director of the Company (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each a “Company Indemnitee”), from and against any Losses to which any of the Company Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) any Authorized Sales Materials or (iii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Authorized Sales Materials or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

6.3.
Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Dealer Indemnified Person”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, any Authorized Sales Materials, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Authorized Sales Materials or any such Blue Sky Application or any such Preliminary Prospectus, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VI of the Participating Dealer Agreement or otherwise. Each such Dealer will reimburse each Dealer

Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

6.4.
Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

6.5.
The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

7.	SURVIVAL OF PROVISIONS.

7.1.
The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

7.2.
The obligations of the Company to pay the Dealer Manager pursuant to Section 5.1 of this Agreement, and the provisions of Section 5.2, Sections 6 through 10 and Sections 12 and 17 of this Agreement shall survive the termination of this Agreement.

8.
APPLICABLE LAW. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of California; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this section.

9.
COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	SUCCESSORS, ASSIGNMENT AND AMENDMENT.

10.1.
This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2.	This Agreement may not be assigned by either party, except with the prior written consent of the other party.

10.3.	This Agreement may only be amended by the written agreement of the Dealer Manager and the Company.

11.	TERM.

11.1.
Either party to this Agreement shall have the right to terminate this Agreement (a) immediately upon notice to the other party that the other party shall have materially failed to comply with any of the material terms of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party shall not have been materially complied with or satisfied within the times specified, or (b) upon sixty (60) days written notice. In the event this Agreement is terminated by either party pursuant to clause (b), the Dealer Manager shall remain a non-exclusive agent and distributor of the Shares for the sixty (60) day notice period immediately following such notice, subject to any earlier termination or expiration of the Offering Period and the Company’s right to suspend or terminate the Offering at any time, in which case the period shall be shorter than sixty (60) days.

11.2.
In any case, this Agreement shall terminate at the close of business on the effective date that the Offering terminates. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the Minimum Offering has been sold and accepted by the Company, into such other account as the Company may designate; and (2) promptly deliver to the Company all investor records and offering and sales materials in its possession that related to the Offering and that are not designated as dealer copies.

11.3.
In addition to any other obligations of the Company that survive the expiration or termination of this Agreement, the Company, upon expiration or termination of this Agreement, shall pay to the Dealer Manager all commissions and fees to which the Dealer Manager is or becomes entitled under Section 5.1 of this Agreement at such time or times as such commissions and fees become payable pursuant to this Agreement.

12.
CONFIRMATION. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers and the Dealer Manager all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA.

13.	SUITABILITY OF INVESTORS; COMPLIANCE WITH PRIVACY AND ANTI-MONEY LAUNDERING REGULATIONS.

13.1.	The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers, the Dealer Manager will require that the Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). In making the determinations as to suitability required by the NASAA Guidelines, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer or (ii) banks acting as trustees or fiduciaries. With respect to the maintenance of records required by the NASAA Guidelines, the Company agrees that the Dealer Manager can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

13.2.
The Company, the Dealer Manager and each Dealer shall: (x) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; and (y) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers.

13.3.
The Company, the Dealer Manager and each Dealer agree to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and any applicable U.S. Department of Treasury regulations issued thereunder that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against the list of Specially Designated Nationals and Blocked Persons. In addition, the Company, the Dealer Manager, and each Dealer agree to comply with all Executive Orders and federal regulations administered by the U.S. Department of Treasury Department’s Office of Foreign Asset Control. Further, the Dealer Manager agrees, upon receipt of an “information request” issued under Section 314(a) of the USA Patriot Act, to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company reserves the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

14.	SUBMISSION OF ORDERS.

14.1.
Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “_________________ Bank, N.A., Agent for Griffin-American Healthcare REIT III, Inc.”, whenever appropriate, or to “Griffin-American Healthcare REIT III, Inc.” after the Minimum Offering has been achieved. The Dealer Manager may authorize certain Dealers that have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more, to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check made payable to the order of the Company for the aggregate amount of the subscription proceeds or wire such funds to the escrow agent. Checks received by the Dealer Manager or Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 14 and in accordance with the requirements set forth in Rule 15c2-4 promulgated under the Exchange Act.

14.2.
It is understood and agreed that the Company reserves the right in its sole discretion to refuse to sell any of the Shares to any person. A sale of a Share shall be deemed to be completed if and only if (i) the Company has received properly completed and executed subscription documents, together with payment of the full purchase price of each purchased Share, from or on behalf of an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Dealer Manager in accordance with the provisions of this Agreement and (ii) the Company has accepted such subscription.

15.
SEVERABILITY. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

16.
NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be sufficiently given or made if sent by hand delivery, national commercial courier service for next day delivery, United States mail, first-class, postage prepaid, addressed or sent by facsimile. Notice delivered by hand or by commercial courier shall be effective at the time of delivery. Notice deposited by mail shall be effective 48 hours after such deposit. Notice delivered by facsimile shall be effective at the time evidenced on the written confirmation of delivery:

If to the Company: Griffin-American Healthcare REIT III, Inc.
4000 MacArthur Boulevard
West Tower, Suite 200
Newport Beach, California 92660
Facsimile No.: 949-474-0442
Attention: Jeffrey T. Hanson, Chief Executive Officer
If to the Dealer Manager: Griffin Capital Securities, Inc.

4000 MacArthur Boulevard
West Tower, Suite 220
Newport Beach, California 92660
Facsimile No.: 310-606-5910
Attention: Kevin A. Shields, Chief Executive Officer
Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

17.
DELAY. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

18.
NO PARTNERSHIP. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Dealer Manager as a broker-dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement.

19.
NO THIRD PARTY BENEFICIARIES. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement.

Further, no third party shall, by virtue of any provision of this Agreement, have a right of action or an enforceable remedy against either party to this Agreement.

20.
ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
Very truly yours,
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.

By:___________________________________________
Jeffrey T. Hanson
Chief Executive Officer

Accepted and agreed as of the date first above written.

GRIFFIN CAPITAL SECURITIES, INC.

By:________________________________________
Kevin A. Shields
Chief Executive Officer

[SIGNATURE PAGE TO DEALER MANAGER AGREEMENT]

Exhibit A
To
Dealer Manager Agreement

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
UP TO $1,300,000,000 IN SHARES OF COMMON STOCK
PARTICIPATING DEALER AGREEMENT
Ladies and Gentlemen:
Griffin Capital Securities, Inc., a California corporation, as the dealer manager (“Dealer Manager”) for Griffin-American Healthcare REIT III, Inc., a Maryland corporation (the “Company”), invites you (“Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company dated ____________, 201_ in the form attached hereto as Exhibit “A” (the “Dealer Manager Agreement”).
I. Dealer Manager Agreement.
By Dealer’s acceptance of this Agreement, Dealer will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the terms and conditions of the Dealer Manager Agreement, including, but not limited to, Section 6.3 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Dealer Indemnified Persons.
Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager to supplement the Prospectus (“Supplemental Information”).
II. Submission of Orders.
Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Shares pursuant to the subscription agreement in the form attached to the Prospectus and in accordance with the terms of the Prospectus. Dealer hereby agrees to diligently make inquiries as required by this Agreement, as set forth in the Prospectus, and as required by all applicable laws of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for each such investor.
Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “_________________ Bank, N.A, Agent for Griffin-American Healthcare REIT III, Inc.” where appropriate, or directly to Griffin-American Healthcare REIT III, Inc. after the Minimum Offering has been achieved. Dealer hereby agrees to be bound by the terms of the Escrow Agreement executed by and among ________________, as escrow agent, the Dealer Manager and the Company. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:
1. Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted promptly the next business day following receipt by Dealer for deposit to the Company.
2. Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted promptly on the next business day following receipt by Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit promptly on the next business day following receipt by the Final Review Office such checks for deposit to the escrow agent or the Company, as applicable.

III. Pricing.
Except as described in the Prospectus, $1,200,000,000 in Shares shall be offered to the public at the offering price of $10.00 per Share, payable in cash pursuant to the primary offering and up to $100,000,000 in Shares will be offered pursuant to the Company’s distribution reinvestment plan. During this offering, Shares may be purchased pursuant to the DRIP for $9.50 per Share. Thereafter, Shares in the DRIP will be offered at (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price for the first 18 months subsequent to the close of the last public offering of Shares prior to the listing of the Shares on a national securities exchange. After that 18-month period, participants in the DRIP plan may acquire Shares at 95.0% of the per Share valuation determined by the Advisor or another firm chosen for that purpose until the listing. From and after the date of listing, participants may acquire Shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Shares are traded. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $2,500 is required. The Shares are nonassessable.
IV. Dealers’ Commissions.
Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Dealer’s selling commission applicable to the total public offering price of Shares sold in the primary offering by Dealer that it is authorized to sell hereunder is 7.0% of the gross proceeds of the Shares sold by it and accepted and confirmed by the Company, which commissions will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section IV unless or until $2,000,000 in Shares have been sold by the Dealer Manager and its Dealers (the “Minimum Offering”). Until the Minimum Offering is obtained, proceeds from the sale of Shares will be held in escrow and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the terms of the Prospectus. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.
No selling commissions will be paid, and the per Share cash price shall be reduced to 93% of the per Share offering price, in connection with Shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service or assets under management basis by the investor.
No selling commissions will be paid, and the per Share cash price shall be reduced to 93% of the per Share offering price, in connection with Shares sold to (i) retirement plans of Dealer, (ii) Dealer in its individual capacity, (iii) IRAs and qualified plans of Dealer’s registered representatives or (iv) any one of Dealer’s registered representatives in their individual capacities.
Selling commissions or dealer manager fee will be reduced, and the per Share cash price shall be adjusted accordingly to no lower than 90% of the per Share offering price, where the Dealer Manager and/or Dealer agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or Dealer.
No selling commissions, dealer manager fee or organizational and offering expenses will be paid in connection with Shares sold under the DRIP.
Except as otherwise provided herein, all expenses incurred by Dealer in the performance of Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow all or a portion of the dealer manager fee to a Dealer. The Dealer Manager will also reimburse bona fide due diligence expenses of a Dealer. Reimbursement requests for accountable bona fide due diligence expenses must be made by Dealer within six months of the date of sale of Shares or such requests will not be honored by the Dealer Manager. The Dealer Manager shall have the right to require the Dealer to provide a detailed and itemized invoice as a condition to the reimbursement of any such due diligence expenses.
The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the Offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.
V. Payment.
Payments of selling commissions will be made by the Dealer Manager to Dealer within 10 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that if the Company pays selling commissions to the Dealer Manager, the Company is relieved of any obligation for selling commissions to Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer.
VI. Covenants of Dealer.
Prior to participating in the Offering, Dealer will have reasonable grounds to believe, based on information made available to Dealer by the Dealer Manager and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Company and the Shares.
Dealer agrees not to rely upon the efforts of the Dealer Manager in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws, FINRA or the SEC. Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.
Dealer agrees to retain in its records and make available to the Dealer Manager and to the Company for a period of at least six (6) years following the termination of the Offering, information establishing that each investor who purchases the Shares solicited by Dealer is within the permitted class of investors under the requirements of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus and the subscription agreement.
Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.
Dealer hereby undertakes and agrees to comply with all obligations applicable to Dealer under all applicable laws, rules and regulations, including those set forth by FINRA. In soliciting persons to acquire the Shares, Dealer further agrees to comply with any applicable requirements of the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of FINRA and, in particular, Dealer agrees that it will not give any information or make any representations other than those contained in the Prospectus and in any Authorized Sales Materials furnished to Dealer by the Dealer Manager for use in making such solicitations.
VII. Right to Reject Orders or Cancel Sales.
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a signature page to the subscription agreement and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofor paid with respect to such order.
VIII. Prospectus and Supplemental Information.
Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and the Supplemental Information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act, and the Rules and Regulations. The Dealer agrees that it will not send or give any Supplemental Information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such Supplemental Information. Dealer agrees that it will not show or give to any investor or prospective Investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act or the Exchange Act Rules and Regulations thereunder.
IX. License and Association Membership.
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a broker-dealer properly registered with the SEC, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing.
X. Anti-Money Laundering Compliance Programs.
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with FINRA Rule 3011, Section 352 of the Money Laundering Abatement Act and Sections 103.19, 103.35, and 103.122 of the regulations of the U.S. Treasury Department, and is in compliance with all Executive Orders and Federal Regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. Further, Dealer agrees, upon receipt of an “information request” issued under Section 314 (a) of the USA Patriot Act, to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (4) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

XI. Limitation of Offer.
Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with the provisions of the rules and requirements of FINRA, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA Guidelines.
XII. Termination, Amendment and Assignment.
Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.
This Agreement may be amended at any time by the Dealer Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice. This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
XIII. Privacy Laws.
The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:
A. Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.
B. Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers.
XIV. Confidentiality of Due Diligence Information.
Dealer understands that the Company, Dealer Manager or third party due diligence providers may from time to time furnish Dealer with certain information which is non-public, confidential or proprietary in nature (the “Due Diligence Information”) in connection with its due diligence obligations under FINRA rules and the federal securities laws. Dealer agrees that the Due Diligence Information will be kept confidential and shall not, without the prior written consent of the Company and Dealer Manager, be disclosed by Dealer, or by Dealer’s affiliates, agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by Dealer, its agents, representatives or employees, other than in connection with Dealer’s due diligence evaluation of the Offering. Dealer agrees to reveal the Due Diligence Information only to its affiliates, agents, representatives and employees who need to know the Due Diligence Information for the purpose of the due diligence evaluation. Further, Dealer and its affiliates, agents, representatives and employees will not disclose to any person the fact that the Due Diligence Information has been made available to it.
The term Due Diligence Information shall not include information which (i) is already in Dealer’s possession or in the possession of Dealer’s parent corporation or affiliates, provided that such information is not known by Dealer to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party; (ii) is or becomes generally available to the public other than as a result of a disclosure by Dealer, its affiliates, or their respective directors, officers, employees, agents, advisors and representatives in violation of this agreement; (iii) becomes available to Dealer or its affiliates on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by Dealer or its affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party; or (iv) is independently developed by Dealer or by its affiliates without use of the Due Diligence Information.
Dealer agrees that its obligation of non-disclosure, non-use and confidentiality of the Due Diligence Information as set forth herein shall terminate two (2) years after the date on which the Due Diligence Information is received by Dealer.
XV. Notice.
All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:
If to the Dealer Manager: Griffin Capital Securities, Inc.
4000 MacArthur Boulevard
West Tower, Suite 220
Newport Beach, California 92660
Facsimile No.: 310-606-5910
Attention: Kevin A. Shields, Chief Executive Officer
If to Dealer, to the address or facsimile number and address specified by Dealer on the signature page hereto.
XVI. Attorney’s Fees and Applicable Law.
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of California and shall take effect when signed by Dealer and countersigned by the Dealer Manager.
AGREED TO AND ACCEPTED BY
THE DEALER MANAGER:
GRIFFIN CAPITAL SECURITIES, INC.

By:
Kevin A. Shields
Chief Executive Officer

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
Participating Dealer Agreement
[SIGNATURE PAGE]

We have read the foregoing Participating Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any changes to the information listed on this signature page during the term of this Participating Dealer Agreement.

1.    Identity of Dealer:
Name:___________________________________________________________________
Type of entity:_____________________________________________________________
(to be completed by Dealer)         (corporation, partnership or proprietorship)
Organized in the State of:____________________________________________________
(to be completed by Dealer)        (State)
Licensed as broker-dealer in the following States:_________________________________
(to be completed by Dealer)
Tax I.D. #:_________________________________________________________________
2.    Person to receive notice pursuant to Section XV.
Name:___________________________________________________________________
Company_________________________________________________________________
Address:____________________________City, State and Zip Code:_________________
Telephone No.:(_____)______________________________________________________
Fax No.:(_____)____________________________________________________________
AGREED TO AND ACCEPTED BY THE DEALER:
(Dealer’s Firm Name)
By:______________________________________________________________________

Signature__________________________________________________________________
Title:______________________________________________________________________

Date:______________________________________________________________________